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                                                                   Exhibit 99.1

[LOGO]    LONE STAR                                                NEWS RELEASE
          TECHNOLOGIES, INC.

                                                    CONTACT: CHARLES J. KESZLER
15660 N. DALLAS PARKWAY, SUITE 500                               (972) 770-6495
DALLAS, TEXAS 75248                                        Fax:  (972) 770-6471




                               SECOND QUARTER 2000

Dallas, TX, July 17, 2000 . . . Lone Star Technologies, Inc. (Lone Star),
NYSE: LSS, reported second quarter 2000 net income of $8.8 million, or $.36 per diluted share, which was an increase of 24% from the first quarter 2000 net income of $7.1 million, or $.29 per diluted share, and compared to a net loss of $4.8 million, or $.21 per diluted share, in the quarter ended June 30, 1999. Net income for the first six months of 2000 was $15.9 million, or $0.65 per diluted share, compared to a net loss of $11.4 million, or $0.51 per diluted share in the same 1999 period.

Second quarter 2000 revenues of $153.5 million were 99% higher than the same quarter in 1999 and flat with the first quarter of 2000. Oilfield, specialty tubing and flat rolled steel revenues were unchanged compared to the quarter ended March 31, 2000 due to reduced shipment volumes combined with higher realized prices in each segment.

Shipment volumes were 8% lower than the 2000 first quarter due to acceleration of three major maintenance outages from the second half of 2000 into the quarter ended June 30, 2000 at Lone Star Steel Company (Steel). Steel elected to accomplish major maintenance outages on its rolling mill and two pipe mills during the quarter, which are usually conducted throughout the year, to avoid disruption during anticipated higher activity levels in the second half of 2000.

Oilfield, specialty tubing and flat rolled steel and other tubular product prices were up 40%, 17% and 23%, respectively, from the same period in 1999, and rose 10%, 10% and 1%, respectively, from the first quarter of 2000. Realized price increases in oilfield products reflect previously announced price increases and a favorable product mix of alloy grade premium tubulars used in drilling for natural gas and offshore applications. Higher selling prices and Bellville Tube Corporation's (Bellville) strong performance in their first quarter with Lone Star contributed to gross margins of 14.5% in the second quarter of 2000 compared to 11.7% in the 2000 first quarter.

On July 11, 2000, Lone Star announced that it filed a registration statement to sell 3,750,000 shares of common stock including 750,000 shares offered by a selling shareholder. Lone Star's net proceeds will be used to repay a substantial portion of Lone Star's indebtedness relating to Lone Star's recent acquisitions of Fintube Technologies, Inc. and Bellville. The stock sale will be accretive to earnings per share.

Rhys J. Best, Chairman, President and Chief Executive Officer, stated, "As of July 14, 2000, 77% of the 928 active rigs were drilling for natural gas benefiting Lone Star with its wide range of premium oil country tubular goods. Our election to take three major maintenance outages during the second quarter leaves us well positioned to serve our customers' increased exploration and production needs in the second half of this year. We will be expanding our capacity for heat recovery steam generation tubulars during the third quarter with a second facility in Mexico to meet growing demand for new electrical power generating plants in North America."

Lone Star Technologies, Inc. is a holding company whose principal operating subsidiaries manufacture and market oilfield casing, tubing, and line pipe, specialty tubing products including finned tubes used in a variety of heat recovery applications, and flat rolled steel and other tubular products and services.

      This release contains forward looking statements based on assumptions that are subject to a wide range of business risks. There is no assurance that the estimates and expectations in this release will be realized. Important factors that could cause actual results to differ materially from the forward looking statements are described in the periodic filings of Lone Star Technologies, Inc. with the Securities and Exchange Commission, including its Annual Report on Form 10-KA for the year ended December 31, 1999.
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                              LONE STAR TECHNOLOGIES, INC.
                           CONSOLIDATED STATEMENTS OF INCOME
                     (UNAUDITED, IN MILLIONS, EXCEPT PER SHARE DATA)


                                                                       For the               For the
                                                                    Quarter Ended        Six Months Ended
                                                                       June 30,              June 30,
                                                                  2000        1999       2000       1999
                                                               ---------------------------------------------
Net revenues                                                   $  153.5       77.2    $  307.4      140.9
Cost of goods sold                                               (131.5)     (77.7)     (267.5)    (143.6)
                                                                --------------------------------------------
 Gross profit (loss)                                               22.0       (0.5)       39.9       (2.7)
Selling, general and administrative expenses                       (9.3)      (3.6)      (17.4)      (7.4)
                                                                --------------------------------------------
 Operating income (loss)                                           12.7       (4.1)       22.5      (10.1)
Interest income                                                     0.4        0.4         0.9        0.8
Interest expense                                                   (3.9)      (1.0)       (6.9)      (1.9)
Other income (expense)                                                -       (0.1)        0.2       (0.2)
                                                                --------------------------------------------
 Income (loss) from continuing operations before income tax         9.2       (4.8)       16.7      (11.4)
Income tax                                                         (0.4)         -        (0.8)         -
                                                                --------------------------------------------
 NET INCOME (LOSS)                                             $    8.8       (4.8)   $   15.9      (11.4)
============================================================================================================
PER COMMON SHARE - BASIC:
 NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS            $   0.37      (0.21)   $   0.68      (0.51)
============================================================================================================
PER COMMON SHARE - DILUTED:
 NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS            $   0.36      (0.21)   $   0.65      (0.51)
============================================================================================================
WEIGHTED AVERAGE SHARES OUTSTANDING
 Basic                                                             23.5       22.5        23.5       22.5
 Diluted                                                           24.4       22.5        24.3       22.5

     Consolidated revenues reported in the statements of income are as follows:

                                                   ($ in millions)                 ($ in millions)
                                               FOR THE QUARTER ENDED          FOR THE SIX MONTHS ENDED
                                                        JUNE                             JUNE
                                            2000     %      1999     %       2000     %      1999     %
                                           -----    ---    -----    ---     -----    ---    -----    ---
Oilfield products                           81.4     53     37.2     48     162.9     53     67.2     48
Specialty tubing products                   56.6     37     29.7     39     113.3     37     56.4     40
Flat rolled steel and other products        15.5     10     10.3     13      31.2     10     17.3     12
                                           -----    ---    -----    ---     -----    ---    -----    ---
Total net revenues                         153.5    100     77.2    100     307.4    100    140.9    100
                                           -----    ---    -----    ---     -----    ---    -----    ---

       Shipments of products by segment are as follows:

                                                     (in tons)                        (in tons)
                                               FOR THE QUARTER ENDED          FOR THE SIX MONTHS ENDED
                                                        JUNE                             JUNE
                                            2000     %      1999     %       2000     %      1999     %
                                           -----    ---    -----    ---     -----    ---    -----    ---
Oilfield products                        114,300     57   73,300     54   239,700     57  129,200     54
Specialty tubing products                 45,800     23   28,200     21    96,100     23   52,700     22
Flat rolled steel and other products      41,300     20   33,800     25    83,500     20   57,100     24
                                         -------    ---  -------    ---   -------    ---  -------    ---
Total net revenues                       201,400    100  135,300    100   419,300    100  239,000    100
                                         -------    ---  -------    ---   -------    ---  -------    ---